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                                                                   EXHIBIT 10.13
STATE OF GEORGIA  )
                  )
FULTON COUNTY     )


                               RETAINER AGREEMENT

      THIS RETAINER AGREEMENT ("Agreement") is made and entered into as of the 1st day of July, 2001, by and between WILLIAM T. CARLSON, Jr.
("Carlson"), and MQ ASSOCIATES, INC., a Delaware corporation, with its principal offices in Alpharetta, Georgia ("Company").

                                    RECITALS

1. Carlson is a licensed attorney, specializing in the field of health care law.

2. Company is a corporation engaged in the business of owning and operating diagnostic imaging centers throughout the United States.

3. The parties desire to enter into this Agreement in order that Carlson might provide certain legal and consulting services to Company in furtherance of Company's business objectives and to better ensure the success of the business.

NOW, THEREFORE, premises considered, the parties agree as follows:

                                    AGREEMENT

1. ENGAGEMENT. Company hereby retains Carlson, as its attorney and general legal counsel, and Carlson hereby agrees to represent Company as its attorney.

2. LEGAL SERVICES TO BE PERFORMED. Carlson will perform legal services as general counsel for the Company. Carlson will be present and available to perform such services at Company's offices in Alpharetta, Georgia an average of four days per week. In addition, Carlson shall devote such time as is reasonably necessary to deal with the Company's legal affairs when he is not present at the Company's offices.

3. FEES. For the professional services rendered by Carlson, Company agrees to pay to Carlson the sum of Thirty Thousand Dollars ($30,000.00) per month, payable on the last day of each calendar month for services rendered during the preceding month.

4. EXPENSES. In addition to fees paid to Carlson, as provided, Company also agrees to reimburse all expenses properly incurred by Carlson in the course of this representation. Expenses will include, but are not limited to, items such as filing fees, travel, lodging, meals, telephone calls, photocopying, facsimiles and courier services. Major out-of-pocket


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      expenses (cost of consultants, experts, or outside counsel engaged on behalf of Company) may, in the alternative, be billed directly and forwarded to Company for payment.

5. EXTRAORDINARY SERVICES. From time to time during the term of this Agreement, Company intends to engage Carlson to perform extraordinary services, such as representing the Company in acquisitions and other transactions. In the event that Company engages Carlson to perform such services, it shall pay Carlson an additional fee equal to one percent (1%) of the transaction's value if said transaction is $5,000,000 or less, three-quarters percent (3/4%) of the transaction's value if said transaction is $5,000,001-10,000,000, and one-half percent (1/2%) of the transaction's value if said transaction is greater than $10,000,000.

6.    TERM AND TERMINATION.

      A. TERM. The term of this Agreement shall always be two years and renew daily.

      B. TERMINATION. Company shall have the right to terminate this Agreement and Carlson's legal representation of the Company upon 90 days' prior written notice unless there is a Change of Control. Company shall be obligated to pay for all services and expenses rendered or incurred prior to the effective date of termination. For purposes of this Agreement, the effective date of termination shall be the day following conclusion of the 90-day notice period.

7.    CHANGE OF CONTROL.

      A. RIGHT TO SEVERANCE BENEFITS. Carlson shall be entitled to receive severance benefits from Company, as described below, if there is a Change in Control of Company during the term of this Agreement and Company's successor wishes to terminate this Agreement.

      B. DESCRIPTION OF SEVERANCE BENEFITS. In the event that Carlson becomes entitled to receive severance benefits as provided herein, Carlson shall be retained as Attorney of Record to Company for 12 months in anticipation of transitioning to other legal counsel ("Transition Period") and Carlson shall be entitled to his regular monthly retainer payment ($30,000) for each of the 12 months during the Transition Period and the payment of any costs and expenses incurred by Carlson during the Transition Period. Within 30 days of the conclusion of the Transition Period, Company shall pay to Carlson a lump sum payment equal to the product of Carlson's monthly retainer fee times 12 months ($360,000).

      C. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following have occurred:

            i. any person other than those persons in control of Company as of the effective date of this Agreement shall become the beneficial owner,


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                  directly or indirectly, of securities of Company representing
                  50 percent or more of the combined voting power of Company's then outstanding securities; or

            ii. the persons constituting the Board of Directors of Company on the effective date of this Agreement shall cease for any reason to constitute at least 50 percent of the Board of Directors of the Company; or

            iii. the stockholders of Company shall approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of Company's assets, or a merger, consolidation or reorganization of Company with or involving any other entity, other than one that would result in the voting securities of Company outstanding immediately prior thereto continuing to represent 50.1 percent of the combined voting power of the securities of Company or the surviving entity.

8. MISCELLANEOUS.

      A. HIPAA COMPLIANCE. To the extent required by and upon the compliance date of the Privacy Regulations promulgated by the United States Department of Health and Human Services and contained in 45 C.F.R. Parts 160 and 164 pursuant to the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. Sections 1320d-1329d-8 (the "Regulations"), the Parties shall enter into a mutually acceptable Business Associate (as that term is defined in the Regulations) Agreement whereby Carlson shall agree to only use and/or disclose protected health information in accordance with Business Associate provisions of the Regulations.

      B. ACCESS TO BOOKS AND RECORDS. Upon written request of the Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, upon either party, the other party will make available those contracts, books, documents, and records necessary to verify the nature and extent of the costs of providing services under this Agreement. Such inspection shall be available up to four years after the rendering of such services. If either party carries out any of the duties of this Agreement through a subcontract with value of $10,000 or more over a 12-month period with a related individual or organization, that party agrees to include this requirement in any such subcontract. This section is included pursuant to and is governed by the requirements of Public Law 96-499, Sec. 952 [Sec. 1861(v)(1) of the Social Security Act] and the regulations promulgated thereunder. No attorney-client or other legal privilege will be deemed to have been waived by Company or by Carlson by virtue of this provision.


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      C.    AMENDMENT. This Agreement may be amended or modified by an instrument in writing executed by all parties.

      D. BENEFITS. This agreement shall inure to the benefit of and be binding upon the parties, their heirs, legal representatives, successors and assigns.

      E. ATTORNEYS' FEES. In the event of any litigation arising out of this Agreement, the court may award to the prevailing party all reasonable costs and expenses, including reasonable attorneys' fees.

      F. GOVERNING LAW. The laws of the State of Georgia shall govern this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    WILLIAM T. CARLSON, JR.

                                    /s/ William T. Carlson, Jr.
                                    --------------------------------

                                    MQ ASSOCIATES, INC.


                                    By:  /s/ Illegible
                                         ---------------------------
                                    Its: President
                                         ---------------------------


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